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                                  EXHIBIT 9.1

                      TERMINATION OF SHAREHOLDER AGREEMENT
                      ------------------------------------



     WHEREAS, on May 29, 1987 Rand W. Mueller, Marshall J. Mueller, Kenneth M.

Mueller, Jack C. Chilingirian, Geoffrey M. Dixon, Larry J. Vingelman and

Code-Alarm, Inc., a Michigan corporation, entered into a certain Shareholder

Agreement;



     WHEREAS, the Shareholder Agreement has been amended many times, and the only remaining shareholders whose Restricted Shares are subject to the

Shareholder Agreement are Rand W. Mueller, Kenneth M. Mueller and Larry J.

Vingelman; and



     WHEREAS, Rand W. Mueller, who owns more than two-thirds (2/3) of the

Restricted Shares subject to the Shareholder Agreement, desires to terminate this Agreement.


     NOW, THEREFORE, it is hereby agreed as follows:


     The Shareholder Agreement is terminated effective as of February 15, 1997,

and upon and after that date all Restricted Shares are henceforth no longer subject to the terms and conditions of the Shareholder Agreement.

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     IN WITNESS WHEREOF, this Agreement has been executed by shareholders owning more than two-thirds (2/3) of the Restricted Shares subject to the Shareholder

Agreement.


                                                CODE-ALARM, INC.


                                                By: /s/  Rand W. Mueller
                                                    --------------------
                                                    Rand W. Mueller
                                                    President


                                                /s/ Rand W. Mueller
                                                ------------------------
                                                Rand W. Mueller



                                                /s/  Kenneth M. Mueller
                                                ------------------------
                                                Kenneth M. Mueller



                                                ------------------------
                                                Larry J. Vingelman

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